UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2023

STRATTEC SECURITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-25150	39-1804239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road, Milwaukee, Wisconsin 53209
 (Address of Principal Executive Offices, and Zip Code)

(414) 247-3333
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information originally provided under Item 5.02 in a Current Report on Form 8-K filed on November 13, 2023 (the “Original Filing”), in which STRATTEC SECURITY CORPORATION (the “Company”) reported that (i) Frank J. Krejci, President and Chief Executive Officer of the Company, will retire from employment with the Company and resign from the Company’s Board of Directors (“Board”) effective December 31, 2023, and (ii) Rolando J. Guillot, Senior Vice President – Operations and Chief Operating Officer, has been named to serve as Interim President and Chief Executive Officer effective January 1, 2024 in addition to his current role. This Amendment is being filed solely for the purpose of providing a brief description of the material compensation arrangements being provided to Mr. Krejci. This Amendment does not otherwise modify or update any other disclosure contained in the Original Filing, and should be read in conjunction with the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2023, STRATTEC SECURITY CORPORATION (the “Company”) entered into a Retirement Agreement and General Release intended to become effective on November 29, 2023 (the “Agreement”). Under the terms of the Agreement (a) Mr. Krejci will receive the amount of $640,000 during the 2024 calendar year, (b) the Company will continue Mr. Krejci’s coverage in the Company’s group health plans through COBRA during the 2024 calendar year at the same cost as for active employees, (c) all 10,200 of Mr. Krejci’s unvested shares of restricted stock previously granted under applicable Company stock incentive plans will vest on December 31, 2023, (d) Mr. Krejci will receive all other compensation and benefits to which he is entitled following his retirement pursuant to the terms of the Company’s benefit plans and programs, (e) Mr. Krejci will remain subject to the non-competition, non-solicitation, and confidentiality provisions of his Employment Agreement dated May 5, 2010, along with other customary confidentiality and non-disparagement covenants, (f) Mr. Krejci will provide customary complete releases to the Company from any and all claims and liabilities, and (g) except as otherwise provided in the Agreement, Mr. Krejci’s Employment Agreement dated May 5, 2010 and his Employment Agreement dated July 1, 2016 are superseded by the Agreement and Mr. Krejci will have no further rights under the prior agreements. The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this current report on Form 8-K/A as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement and General Release dated November 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATTEC SECURITY CORPORATION

	By:	/s/ Dennis Bowe
Dennis Bowe, Vice President and
Chief Financial Officer

Date: November 21, 2023